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                                                                    EXHIBIT 10.2

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         This Agreement is made as of January 15, 1998 by and between INTERFACE SYSTEMS, INC., a Delaware corporation (the "Company"), and DAVID O. SCHUPP (the "Optionee").

         WHEREAS, the Optionee has entered into a Retirement Agreement with the Company dated as of January 15, 1998; and

         WHEREAS, the Company has agreed to grant the Optionee an option to acquire 20,000 shares of the Company's Common Stock in consideration for the Optionee's surrender to the Company of all of his existing options to acquire Company Common Stock and his agreement to be bound by the terms and conditions of the Retirement Agreement;

         NOW, THEREFORE, it is agreed between the parties as follows:

         1. Grant of Option. Subject to the terms and conditions hereof, the Company hereby grants to the Optionee the right and option to purchase from the Company up to 20,000 shares of the Company's common stock (the "Common Stock"), at a price of $3.00 per share (the "Exercise Price").

         2. Exercise of Option. During the period commencing on the date hereof and ending on January 31, 2000, the Optionee shall have the right to purchase, at the Exercise Price, up to 20,000 shares of Common Stock. The Optionee shall exercise the option by delivering to the Company: (a) a written notice in the form of Exhibit A attached hereto signed by the Optionee, (b) payment of the total option price, which shall be the Exercise Price multiplied by the number of shares to be purchased (the "Total Option Price"), in the form of cash, certified check, bank draft, or money order in an amount equal to the Total Option Price of the shares then to be purchased pursuant to this Agreement, and (c) payment of applicable withholding taxes in connection with the exercise or partial exercise of the option (the "Tax Payment"), in the form of cash, certified check, bank draft, or money order. Notwithstanding the foregoing, the Optionee shall also be able to pay the Total Option Price and the Tax Payment by delivering irrevocable instructions to his broker to deliver to the Company a sufficient amount of cash to pay such amounts in accordance with a written agreement between the Company and the brokerage firm if, at the time of exercise, the Company has entered into such an agreement (a "Cashless Exercise"). Promptly following receipt and acceptance of the notice of exercise and payment for the Total Option Price and the Tax Payment, the Company shall issue the shares in the name of the Optionee and deliver the certificates therefor to the Optionee. If the Optionee fails to pay for all or any part of the number of shares specified in the written notice or fails to accept delivery of same upon tender of delivery thereof, the Optionee's right to exercise his option with respect to such undelivered shares may be terminated by the Company.

         Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver stock under this Agreement is subject to compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities, and applicable stock exchange and automated quotation system requirements as the Company deems necessary or advisable. The Company shall not be required to sell and deliver stock pursuant hereto unless and until it receives proof satisfactory to it that the issuance or transfer of such shares will not violate any

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of the provisions of the Securities Act of 1933 or the Securities Exchange Act
of 1934 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or the rules and regulations of any stock exchange or automated quotation system on which the Company's securities are traded or quoted, or the provisions of any state law governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and state laws.

         3. Effect of Death. If the Optionee shall die while such option remains exercisable, the executor or administrator of the estate of the Optionee, or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, shall have the right, prior to the expiration of the option to exercise the option to the extent that it was exercisable and unexercised on the date of death, subject to any other limitation on exercise in effect at the date of exercise.

         4. Investment Representation. The Company agrees to use all reasonable efforts to register the shares of Common Stock acquired upon exercise of this option on a Form S-8 registration statement. The Company will use its best efforts to file such registration statement with the Securities and Exchange Commission on or before March 1, 1998. The Optionee represents that, unless a registration statement under the Securities Act of 1933 is in effect with respect to the shares of Common Stock acquired upon exercise of this option, all of such shares will be acquired solely for his own account, for investment purposes and not with a view to any further sale or distribution thereof. All certificates representing any option shares subject to the provisions of this Agreement shall have endorsed thereon the following legends:

                (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THE SAME ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND APPLICABLE STATE SECURITIES LAWS, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL THAT REGISTRATION UNDER THE ACT AND SUCH LAWS IS NOT REQUIRED FOR SALE OR TRANSFER."

                (b) Any legend required to be placed thereon under any applicable state or federal securities law or any other agreement to which the Optionee and the Company may be a party.

         5. Non-Assignability. Neither this option nor any part hereof may be transferred by the Optionee other than by will or the laws of descent and distribution. The option may be exercised during the Optionee's lifetime only by the Optionee. Any transferee of this option shall take the option subject to the terms and conditions hereof. No such transfer of this option shall be effective to bind the Company unless the Company shall have been furnished with (i) written notice thereof and (ii) a copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement. No assignment or transfer of this Agreement, or of the right represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by the Optionee by will or by the laws of descent and distribution, shall vest in the purported assignee or transferee any interest or right whatsoever.

         6. Disputes. As a condition of the granting of the option granted hereby, the Optionee and the Optionee's successors and assigns agree that any dispute or disagreement which shall arise

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under or as a result of this Agreement shall be determined by the Board of
Directors of the Company in its sole discretion and judgment and that any such determination and any interpretation by the Board of Directors of the Company of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.

         7. Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Board of Directors to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board of Directors shall, in such manner as it may deem equitable, adjust any or all of (a) the number and type of shares of Common Stock or other securities which thereafter may be made the subject of options, (b) the number and type of shares of Common Stock or other securities subject to outstanding options, and (c) the exercise price with respect to any option, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option; provided, however, that the number of shares of Common Stock subject to any option shall always be a whole number.

         8. Rights as Shareholder. The Optionee shall have no rights as a shareholder of the Company with respect to any of the shares of Common Stock covered by this Agreement until a stock certificate or stock certificates are issued upon the proper exercise of this option, in full or in part, and then the Optionee shall have shareholder rights only with respect to the shares represented by such certificate or certificates. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date such certificate or certificates are issued.

         9. Notices. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Company shall be delivered to the President personally or addressed to the President of the Company at its principal office at 5855 Interface Drive, Ann Arbor, Michigan 48103. All notices by the Company to the Optionee shall be delivered to the Optionee personally or addressed to the Optionee at the Optionee's last residence address as then contained in the records of the Company or such other address as the Optionee may in writing designate. Either party may by written notice to the other party designate a different address to which notices shall be addressed. Any notice given by the Company to the Optionee at the Optionee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

         10. "Optionee" to Include Certain Transferees. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically apply to any other person or persons to whom this Agreement, in accordance with the provision of Section 6 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

         11. Governing Law. This Agreement has been made in Michigan and shall be construed in accordance with the laws of the State of Michigan.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                      INTERFACE SYSTEMS, INC.


                                         /s/   Robert A. Nero
                                         --------------------------------------
                                      By:  Robert A. Nero
                                      Its: President and
                                           Chief Executive Officer


                                      /s/ David O. Schupp
                                      ------------------------------------------
                                      OPTIONEE,
                                      David O. Schupp




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                                    EXHIBIT A

                NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION



President
Interface Systems, Inc.
5855 Interface Drive
Ann Arbor, Michigan  48103

         An Option was granted to me on _______, 1998 to purchase 20,000 shares of Interface Systems, Inc. Common Stock at a price of $3.00 per share (the "Option").


                                   Check one:

         _____ I hereby elect to exercise the Option with respect to shares. A certified check (or cash, money order, or bank draft) is enclosed in the amount of the sum of the Total Option Price and the Tax Payment.

         _____ I hereby elect to exercise the Option with respect to shares. I have delivered irrevocable instructions to my broker to deliver to the Company a sufficient amount of cash to pay the Total Option Price and the Tax Payment in accordance with a written agreement between the Company and ________________________ dated ____________.
(name of brokerage firm)


         I hereby represent that the shares of Common Stock that I am purchasing upon this exercise of my option are being purchased for investment purposes and not with a view to resale. This representation shall not be binding upon me if the shares of Common Stock that I am purchasing are subject to an effective registration statement under the Securities Act of 1933.


                                                       ________________________
                                                       OPTIONEE,
                                                       David O. Schupp



Dated:____________








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